Exhibit 99.1

Papa John’s Appoints Ann Gugino as Chief Financial Officer

Proven leader with over 20 years of financial management, planning and strategic experience, including in the consumer and retail sector

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 5, 2020--Papa John's International, Inc. (NASDAQ: PZZA) today announced the appointment of Ann Gugino as Chief Financial Officer, effective today. Steve Coke, who has been serving as interim principal financial and accounting officer, will continue in his role as Vice President, Investor Relations and Strategy.

Ms. Gugino joins the company from Target Corporation and brings over 20 years of financial management, planning and strategic expertise. As a key member of Papa John’s Executive Leadership Team, she will help build and implement the company’s long-term plans for profitable growth and shareholder value creation.

“After a careful search for a candidate whose values, passion and expertise align with Papa John’s core values and business needs, I’m thrilled to welcome Ann Gugino to our team. Ann is a proven leader and change agent, who brings deep experience in the consumer and retail sector, including driving demand and profitability across digital and traditional commerce at Target,” said Rob Lynch, President and CEO. “Ann’s appointment rounds out one of the most capable and diverse leadership teams in our industry. The breadth and depth of our team’s strengths, backgrounds and perspectives are crucial advantages for Papa John’s and essential to our long-term innovation and growth plans. Last, I want to thank Steve Coke for providing a seamless transition as interim CFO and leading the finance team during such a momentous period for the company while we conducted this search.”

Commenting on her new role, Ann Gugino said, “I’m both humbled and excited to join such a dynamic and dedicated team at this important moment for the company. Papa John’s transformation into a values-driven, innovative category leader has opened an enormous global opportunity. I look forward to working with my new colleagues to help set a long-term path and plan to maximize our growth and potential for the benefit of all of our stakeholders.”

Most recently at Target Corporation, Ms. Gugino served as Senior Vice President, Financial Planning and Analysis, providing overall strategy, guidance and direction in the development and execution of Target’s planning, analysis and capital investment portfolios. Prior to that, Ms. Gugino spent 18 years at publicly held Patterson Companies Inc., including four years as Executive Vice President and Chief Financial Officer. In that role, Ms. Gugino led the company through a major portfolio transformation, including a major acquisition and divestiture, and spearheaded an enterprise-wide effort to improve net margins and create a more efficient cost structure, among other accomplishments.

About Papa John’s

Papa John’s International, Inc. (NASDAQ: PZZA) opened its doors in 1984 with one goal in mind: BETTER INGREDIENTS. BETTER PIZZA. Papa John’s believes that using high quality ingredients leads to superior quality pizzas. Its original dough is made of only six ingredients and is fresh, never frozen. Papa John’s tops its pizzas with real cheese made from mozzarella, pizza sauce made with vine-ripened tomatoes that go from vine to can in the same day and meat free of fillers. It was the first national pizza delivery chain to announce the removal of artificial flavors and synthetic colors from its entire food menu. Papa John’s is headquartered in Louisville, KY and is the world’s third largest pizza delivery company with more than 5,300 restaurants in 48 countries and territories as of June 28, 2020. For more information about the Company or to order pizza online, visit www.PapaJohns.com or download the Papa John’s mobile app for iOS or Android.

Forward-Looking Statements

Certain matters discussed in this press release and other company communications that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements include or may relate to trends, projections or guidance concerning business performance, long-term strategy, revenue, earnings, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Our forward-looking statements are based on our assumptions which are based on currently available information, including assumptions about our ability to manage difficulties and opportunities associated with or related to the COVID-19 pandemic, including risks related to: the impact of governmental restrictions on freedom of movement and business operations including quarantines, social distancing requirements and mandatory business closures; the virus’s impact on the availability of our workforce; the potential disruption of our supply chain; changes in consumer demand or behavior; the overall contraction in global economic activity, including rising unemployment; our liquidity position; our ability to navigate changing governmental programs and regulations relating to the pandemic; and the increased risk of phishing and other cyber-attacks. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Other risks, uncertainties and assumptions that are involved in our forward-looking statements are discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, and in “Part II. Item 1A. – Risk Factors” in our Quarterly Report on Form 10-Q for the first quarter ended March 29, 2020. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Contacts

Media:
Madeline Chadwick, 502-261-4189
SVP, Communications & Corporate Affairs
Madeline_Chadwick@papajohns.com

Jeffrey Mathews / Dan Gagnier, 646-569-5711
Gagnier Communications
PapaJohns@gagnierfc.com

Investors:
Steve Coke, 502-261-7272
Vice President, Investor Relations and Strategy
Steve_Coke@papajohns.com